Exhibit 10.3
SECOND AMENDMENT AND EXCHANGE AGREEMENT
          SECOND AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of March 14, 2008, by and among Cash Systems, Inc., a Delaware corporation, with headquarters located at 7350 Dean Martin Drive, Suite 309, Las Vegas, NV 89139 (the “Company”), and Highline Capital Partners QP, LP (the “Investor”).
          WHEREAS:
          A. The Company, the Investor and certain other investors (the “Other Investors”, and collectively with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of October 6, 2006 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Investors purchased from the Company (i) senior secured convertible notes (the “Original Notes”), which were convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (the “Original Warrants”), which were exercisable into shares of Common Stock.
          B. The Company and the Investors are parties to certain Amendment and Exchange Agreements, dated as of August 20, 2007 (the “Amendment and Exchange Agreements”), pursuant to which, among other things, the Investors exchanged (i) the Original Notes for amended and restated senior secured convertible notes (the “Existing Notes”), which are convertible into shares of Common Stock (the Existing Notes as converted, the “Existing Conversion Shares”), in accordance with the terms thereof and (ii) the Original Warrants for amended and restated warrants (the “Existing Warrants”), which are exercisable into shares of Common Stock (the “Existing Warrant Shares”).
          C. In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated October 6, 2006 (the “Registration Rights Agreement”), by and among the Company and the Investors, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws, which was subsequently amended pursuant to the Amendment and Exchange Agreements.
          D. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) the Company and the Investor shall amend and restate all of such Investor’s Existing Notes for notes in the form attached hereto as Exhibit A (the “Second Amended and Restated Notes”) which shall be convertible into Common Stock (the “Second Amended and Restated Conversion Shares”) and (ii) the Company and the Investor shall amend and restate all of such Investor’s Existing Warrants for warrants in the form attached hereto as Exhibit B (the “Second Amended and Restated Warrants”) which shall be exercisable to acquire that number of shares of Common Stock set forth opposite the Investor’s name in column (3) on the Securities Schedule attached hereto (the “Second Amended and Restated Warrant Shares”).

          E. The amendment and restatement of the Existing Notes for the Second Amended and Restated Notes and the amendment and restatement of the Existing Warrants for the Second Amended and Restated Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.
          F. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Securities Purchase Agreement, as amended pursuant to the Amendment and Exchange Agreements.
          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:
1.	AMENDMENT AND RESTATEMENT OF EXISTING NOTES AND EXISTING WARRANTS.
               (a) Amendment and Restatement of Existing Note and Existing Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the “Closing”), (i) the Investor shall surrender to the Company its Existing Note and its Existing Warrants and the Company shall issue and deliver to the Investor (A) a Second Amended and Restated Note in the principal amount set forth opposite the Investor’s name in column (3) of the Securities Schedule attached hereto and (B) the Second Amended and Restated Warrants to acquire that number of Second Amended and Restated Warrant Shares as is set forth opposite the Investor’s name in column (4) on the Securities Schedule attached hereto and (ii) the obligations of the Company pursuant to Section 2 of the Registration Rights Agreement, as amended by the Amendment and Exchange Agreements, are hereby terminated.
               (b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on March 14, 2008, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
2.	AMENDMENTS TO TRANSACTION DOCUMENTS.
               (a) Ratifications. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement, as amended pursuant to the Amendment and Exchange Agreements and this Agreement, each Amendment and Exchange Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement, as amended by the Amendment and Exchange Agreements and this Agreement (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities

Purchase Agreement, as amended by the Amendment and Exchange Agreements and this Agreement, (iii) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement, as amended by the Amendment and Exchange Agreements and this Agreement and (iv) this Agreement.
               (b) Amendment to Transaction Documents. Each of the Transaction Documents are hereby amended as follows:
               (i) All references to “Notes” shall be amended to include the Second Amended and Restated Notes as defined in this Agreement.
               (ii) All references to “Conversion Shares” shall be amended to include the Second Amended and Restated Conversion Shares as defined in this Agreement.
               (iii) All references to “Warrants” shall be amended to include the Second Amended and Restated Warrants as defined in this Agreement.
               (iv) All references to “Warrant Shares” shall be amended to include the Second Amended and Restated Warrant Shares as defined in this Agreement.
               (v) The defined term “Transaction Documents” is hereby amended to include this Agreement.
               (c) Amendment to Existing Securities Purchase Agreement.
               (i) Section 4(k) of the Existing Securities Purchase Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:
          From and after the date hereof and until the Additional Optional Redemption Date (as defined in the Notes), the Company shall not issue any securities in a Dilutive Issuance unless, contemporaneously with the consummation of such issuance, the Company obtains an irrevocable letter of credit (each a “Letter of Credit”) issued in favor of each Buyer, in the amount of such issuance) pro rata among all Buyers based on the face amount of Notes (up to an aggregate amount of $12 million for all Buyers) by a bank acceptable to the Required Holders (as defined in the Notes) and in form and substance acceptable to the Required Holders, which Letters of Credit may be drawn upon by the applicable Buyer in connection with any payment obligation by the Company in connection with any Transaction Document. Any amounts paid by the Company from sources other than the Letter of Credit in connection with the Holder Initial Redemption or the Mandatory Redemption shall reduce the Letter of Credit on a dollar for dollar basis. The Letters of Credit, including any renewals, extensions or replacements referred to below, shall expire not earlier than ninety (90) days after the earlier of (x) the Additional Optional Redemption Date, (y) the date when all Notes have been converted in full by the Buyers and (z) the date when the balance of the Letters of Credit have been reduced to $0.

               (ii) Each reference to the “tenth (10th) Business Day” in the second line and in the last line of Section 4(o)(iii)(2) of the Existing Securities Purchase Agreement is hereby amended to instead refer to the “fifth (5th) Business Day.”
3.	REPRESENTATIONS AND WARRANTIES
               (a) Investor Bring Down. The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Existing Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.
               (b) Company Bring Down. Except as set forth on the Amended and Restated Schedules attached hereto, which shall amend and restate the Schedules attached to the Existing Securities Purchase Agreement the Company represents and warrants to the Investor as set forth in Section 3 of the Existing Securities Purchase Agreement, as amended by Section 2(c) above, as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1(b) above, and references to “the date hereof” being deemed references to the date of this Agreement.
               (c) No Event of Default. The Company represents and warrants to the Investor that upon execution of this Agreement and the Other Agreements (as defined below), no Event of Default (as defined in the Second Amended and Restated Notes) shall have occurred and be continuing as of the date hereof.
               (d) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Second Amended and Restated Notes (including the corresponding Second Amended and Restated Conversion Shares) may be tacked onto the holding period of the Existing Notes and (ii) the Second Amended and Restated Warrants (including the corresponding Second Amended and Restated Warrant Shares) may be tacked onto the holding period of the Existing Warrants (in the case of Cashless Exercise (as defined in the Second Amended and Restated Warrants)), and the Company agrees not to take a position contrary to this Section 3(d). The Second Amended and Restated Notes and the Second Amended and Restated Warrants are being issued without any restrictive legend. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Second Amended and Restated Conversion Shares and Second Amended and Restated Warrant Shares (so long as such Warrants are exercised by way of a Cashless Exercise) that are freely tradable on an Eligible Market without restriction and not containing any restrictive legend (without the need for any action by the Investor); provided, however, that to the extent the representation and warranty of the Investor in Section 3(f) of this Agreement does not continue to be accurate on the date of such issuance and during the preceding three-month period (except for purposes of this proviso, references in Section 3(f) to “the date hereof” shall be deemed to be references to “the date of such issuance”), the trading of such shares shall be subject to compliance with Rule 144.
               (e) No Dilutive Issuance. From the date of the execution of the Existing Securities Purchase Agreement, the Company hereby represents and warrants that no Dilutive Issuances (as defined in each of the Existing Notes and the Existing Warrants) has occurred.
               (f) Investor Status. As of the date hereof and during the preceding three-month period, such Investor, together with any other person with whom such Investor must aggregate sales under Rule 144, does not, and has not, (i) beneficially owned in excess of 10% of the Common Stock, (ii) appointed any member to the board of directors of the Company or (iii) participated in the management or daily operations of the Company.
4.	CERTAIN COVENANTS AND AGREEMENTS; WAIVER
               (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
               (b) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, this Agreement, the form of the Second Amended and Restated Notes and the form of the Second Amended and Restated Warrants) (including all attachments, the “8-K Filing”). Also included in the 8-K Filing, the Company shall announce that it has hired an investment banker to explore strategic alternatives to maximize shareholder value. From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor. If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.
               (c) Investor Status. Each Investor, to the extent it is holding any Second Amended and Restated Notes or Second Amended and Restated Warrants, agrees to promptly notify the Company (including by way of one or more public filings), if such Investor beneficially owns in excess of 10% of the Common Stock, (ii) has a designee as a member of the board of directors of the Company or (iii) participates in the management or daily operations of the Company.
5.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.
     The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:
               (a) The Investor shall have executed this Agreement and delivered the same to the Company.
               (b) The Investor shall have delivered to the Company the Investor’s Existing Note and Existing Warrants for cancellation.
               (c) The representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
6.	CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.
               The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:
               (a) The Company shall have executed this Agreement and delivered the same to the Investor.
               (b) The Company shall have executed and delivered to the Investor the Second Amended and Restated Notes and the Second Amended and Restated Warrants being issued to such Investor at the Closing.
               (c) Each of the Other Investors shall have (i) executed agreements identical to this Agreement (the “Other Agreements”) (other than (i) proportional changes (the “Proportionate Changes”) in the numbers reflecting the different dollar amount of such Investor’s Notes and the number of Second Amended and Restated Warrant Shares underlying such Investor’s Second Amended and Restated Warrants and (ii) Section 4(c)), (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Existing Notes and Existing Warrants for Second Amended and Restated Notes and Warrants identical to the Second Amended and Restated Notes and Second Amended and Restated Warrants of the Investor hereunder (other than the Proportionate Changes).
               (d) The Investor shall have received the opinion of Manatt, Phelps & Phillips, LLP, the Company’s outside counsel, and Zev Kaplan, Esq., the Company’s internal general counsel, each dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.
               (e) The Company shall have delivered to the Company’s transfer agent, with a copy to the Investors, Irrevocable Transfer Agent Instructions in the form of Exhibit D attached hereto.
               (f) The Company shall have delivered to such Buyer a certificate (or a fax or pdf copy of such certificate) evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.
               (g) The Company shall have delivered to such Buyer a certificate (or a fax or pdf copy of such certificate) evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office or a bring-down certificate from Corporation Service Company) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.
               (h) The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.
               (i) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby as adopted by the Board in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect as of the Closing, in the form attached hereto as Exhibit E.
               (j) The representations and warranties of the Company hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date and after giving effect to the terms of this Agreement and the Other Agreements, no default or Event of Default shall have occurred and be continuing as of the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit F.
               (k) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
               (l) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.
               (m) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.
7.	TERMINATION.
               In the event that the Closing does not occur on or before five (5) Business Days from the date hereof, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.
8.	MISCELLANEOUS.
               (a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
               (b) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
               (c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
               (d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
               (e) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
               (f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
               (g) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               (h) Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents in effect prior to this Agreement (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Second Amended and Restated Notes or holders of the Second Amended and Restated Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
               (i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
               If to the Company:
Cash Systems, Inc.
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139
Telephone: (702) 987-7169
Facsimile: (702)987-7168
Attention: Andrew Cashin
               Copy to:
Zev Kaplan
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139
Telephone: (702)987-7169
Facsimile: (702)266-9061

               Copy to:
Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, CA 90064
Telephone: (310)312-4100
Facsimile: (310)312-4224
Attention: Barbara Polsky, Esq.
If to the Investor, to its address and facsimile number set forth in the Securities Schedule attached hereto;
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
               (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Existing Securities Purchase Agreement.
               (k) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.
               (l) Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.
               (m) Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents, acquiring the Securities thereunder and entering into this Agreement and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Investor pursuant to Section 4(b) or (iv) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(m) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
               (n) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under any Transaction Document (including this Agreement) are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to the obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investor and Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

               IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: CASH SYSTEMS, INC.
By:	/s/ Michael Rumbolz
	Name:	Michael Rumbolz
	Title:	CEO

[Signature Page to Second Amendment and Exchange Agreement]

               IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR: HIGHLINE CAPITAL PARTNERS QP, LP
By:	/s/ Howard M. Singer
	Name:	Howard M. Singer
	Title:	COO

[Signature Page to Second Amendment and Exchange Agreement]

SECURITIES SCHEDULE

(1)	(2)	(3)	(4)	(5)
		Aggregate
		Principal
	Address and	Amount of	Number of	Legal Representative’s
Investor	Facsimile Number	Notes	Warrant Shares	Address and Facsimile Number

	c/o Ramius Capital Group, L.L.C.	$13,310,000	268,125	Schulte Roth & Zabel LLP
Portside Growth and Opportunity Fund	666 Third Avenue, 26th Floor			919 Third Avenue
	New York, New York 10017			New York, New York 10022
	Attention: Jeffrey Smith			Attention: Eleazer Klein, Esq.
	Owen Littman			Facsimile: (212) 593-5955
	Facsimile: (212) 201-4802			Telephone: (212) 756-2376
	(212) 845-7995
	Telephone: (212) 845-7955
	(212) 201-4841
	Residence: Cayman Islands
Highbridge International LLC	c/o Highbridge Capital Management, LLC	$4,840,000	97,500
	9 West 57th Street, 27th Floor New York, New York 10019
	Attention: Ari J. Storch
	Adam J. Chill
	Facsimile: (212) 751-0755
	Telephone: (212) 287-4720
	Residence: Cayman Islands

Highline Capital Partners, LP	1 Rockefeller Plaza, 30th Floor New York, NY 10020	$523,749	10,551
	Attention: Howard Singer
	Facsimile: 212-332-2259
	Telephone: 212-332-2250
Highline Capital Partners QP, LP	1 Rockefeller Plaza, 30th Floor New York, NY 10020	$1,617,322	32,580
	Attention: Howard Singer
	Facsimile: 212-332-2259
	Telephone: 212-332-2250
Highline Capital International, Ltd.	1 Rockefeller Plaza, 30th Floor New York, NY 10020	$3,908,929	78,744
	Attention: Howard Singer
	Facsimile: 212-332-2259
	Telephone: 212-332-2250